UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

200 Riverfront Boulevard
Elmwood Park, New Jersey	07407
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders.

On May 19, 2010, Sealed Air Corporation held its annual meeting of stockholders.  At the annual meeting, our stockholders:

(a)                                  Elected the entire Board of Directors, each of whom holds office until a successor is elected and qualified or until his or her earlier resignation or removal.

(b)                                 Ratified the appointment of KPMG LLP, an Independent Registered Public Accounting Firm, as our independent auditor for the year ending December 31, 2010.

The holders of a total of 144,057,873 shares of our common stock were present in person or by proxy at the annual meeting, representing approximately 90.45% of the voting power entitled to vote at the annual meeting. Each share of common stock was entitled to one vote on each matter before the meeting. The votes cast on the matters before the annual meeting are set forth below.

The stockholders elected each of the following nominees to our Board of Directors, comprising the entire Board of Directors, by the following votes:

Nominee	For	Against	Abstain	Broker Non-votes
Hank Brown	131,911,181	4,299,878	178,984	7,667,830
Michael Chu	134,023,140	2,186,534	180,369	7,667,830
Lawrence R. Codey	128,861,590	7,344,125	184,328	7,667,830
Patrick Duff	134,674,786	1,548,928	166,329	7,667,830
T. J. Dermot Dunphy	132,370,082	3,880,762	139,199	7,667,830
Charles F. Farrell, Jr.	127,648,139	8,575,158	166,746	7,667,830
William V. Hickey	132,249,408	4,018,891	121,744	7,667,830
Jacqueline B. Kosecoff	133,903,499	2,312,747	173,797	7,667,830
Kenneth P. Manning	119,917,158	16,296,309	176,576	7,667,830
William J. Marino	134,452,808	1,772,080	165,155	7,667,830

The stockholders ratified the appointment of KPMG LLP as our independent auditor for the fiscal year ending December 31, 2010 by the following vote:

	For	Against	Abstain	Broker Non-votes
Ratification of the Appointment of KPMG	140,779,408	3,076,579	201,886	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

	By:	/s/ H. Katherine White
	Name:	H. Katherine White
	Title:	Vice President, General Counsel and Secretary

Dated: May 20, 2010